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                         Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements of the Fund" in the Statement of Additional Information and to the incorporation by reference of our report dated August 9, 2001 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of The Legends Fund, Inc. filed with the Securities and Exchange Commission in Post-Effective Amendment No. 14 under the Securities Act of 1933 (Registration No. 33-50434) and Amendment No. 15 under the Investment Company Act of 1940 (Registration No. 811-7084).



                                                     /s/ Ernst & Young LLP


Kansas City, Missouri
October 29, 2001